Exhibit 31.2

CERTIFICATION

I, William Lonergan, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of LookSmart, Ltd.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 7, 2003

/s/ WILLIAM LONERGAN

Chief Financial Officer